EXHIBIT 23 - CONSENT OF ACCOUNTANTS



GORDON K.W. GEE
Chartered Accountant   	                       #601 - 325 Howe Street
An Incorporated Professional                   Vancouver, BC  V6C 1Z7 T
                                               Telephone: (604) 689 - 8815
                                               Facsimile: (604) 689 - 8838
                                               Email: gkwg@telus.net

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13 June 2006


United States Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, DC   20549



Dear Sirs / Mesdames


Regarding: Registration Statement on Form SB-2
           AfterGlow Explorations Inc., a Nevada Corporation



                     CONSENT OF INDEPENDENT AUDITOR


I consent to the reference to my firm under the caption "Experts" and to the use of my report dated 07 June 2006 on audited financial statements for the period from the inception date of 21 March 2006 to 30 April 2006, and as to related Note 1, included in the Registration Statement on Form SB-2 and related Prospectus of AfterGlow Explorations Inc. for the registration of shares of its common stock.


Yours sincerely,

/s/ Gordon K.W. Gee

Gordon K.W. Gee Ltd.
Vancouver, B.C. Canada
13 June 2006